                                                                    EXHIBIT 10.4

                                 LOAN AGREEMENT

                                      among

           SUNLINK HEALTHCARE CORP., SOUTHERN HEALTH CORPORATION, AND SOUTHERN HEALTH CORPORATION OF JASPER, INC., collectively as Borrowers

                                       and

                   SUNLINK HEALTH SYSTEMS, INC., as Guarantor

                                       and

                         BANK OF NORTH GEORGIA, as Bank

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE 1 DEFINITIONS.....................................................................................1

   1.1    ADVANCE OR ADVANCES.............................................................................1
   1.2    AGREEMENT.......................................................................................1
   1.3    AGREEMENT DATE..................................................................................1
   1.4    APPLICABLE LAW..................................................................................1
   1.5    APPRAISAL.......................................................................................1
   1.6    APPRAISED VALUE.................................................................................1
   1.7    AUTHORIZED SIGNATORY............................................................................2
   1.8    AVAILABLE INVENTORY LOAN COMMITMENT.............................................................2
   1.9    BANK............................................................................................2
   1.10   BASE RATE.......................................................................................2
   1.11   BORROWERS.......................................................................................2
   1.12   BUSINESS DAY....................................................................................2
   1.13   CODE............................................................................................2
   1.14   CONSTRUCTION COSTS..............................................................................2
   1.15   CONSTRUCTION LOAN INTEREST ACCOUNT..............................................................2
   1.16   CONVERSION DATE.................................................................................2
   1.17   DEFAULT.........................................................................................2
   1.18   DEFAULT RATE....................................................................................2
   1.19   EAST CHURCH STREET PROPERTY.....................................................................2
   1.20   ERISA...........................................................................................3
   1.21   ERISA AFFILIATE.................................................................................3
   1.22   EVENT OF DEFAULT................................................................................3
   1.23   EXCESS AMOUNTS..................................................................................3
   1.24   GAAP............................................................................................3
   1.25   GUARANTOR.......................................................................................3
   1.26   HOSPITAL........................................................................................3
   1.27   IMPROVEMENTS....................................................................................3
   1.28   LIEN............................................................................................3
   1.29   LOAN............................................................................................3
   1.30   LOAN COMMITMENT.................................................................................3
   1.31   LOAN DOCUMENTS..................................................................................3
   1.32   MATURITY DATE...................................................................................4
   1.33   OBLIGATIONS.....................................................................................4
   1.34   NOTE............................................................................................4
   1.35   PERMITTED ENCUMBRANCES..........................................................................4
   1.36   PERSON..........................................................................................4
   1.37   PLANS AND SPECIFICATIONS........................................................................4
   1.38   PROPERTY........................................................................................5
   1.39   REPLACEMENT HOSPITAL............................................................................5
   1.40   REPORTABLE EVENT................................................................................5
   1.41   REQUEST FOR ADVANCE FROM LOAN...................................................................5
   1.42   RETAINAGE.......................................................................................5
   1.43   SECURITY INSTRUMENTS............................................................................5
   1.44   TANGIBLE NET WORTH..............................................................................5
   1.45   TITLE INSURANCE.................................................................................5

   1.46   TOTAL LIABILITIES...............................................................................5
   1.47   ZELL MILLER PARKWAY PROPERTY....................................................................5

ARTICLE 2 LOAN............................................................................................6

   2.1    EXTENSION OF CREDIT.............................................................................6
   2.2    MANNER OF BORROWING AND DISBURSEMENT UNDER LOAN.................................................7
   2.3    INTEREST ON LOAN................................................................................7
   2.4    FEES AND COMMISSIONS ON LOAN....................................................................8
   2.5    LOAN NOTE ACCOUNT...............................................................................8
   2.6    REPAYMENT OF LOAN NOTE AND RELEASES.............................................................8
   2.7    MANNER OF PAYMENT...............................................................................9
   2.8    APPLICATION OF PAYMENTS........................................................................10

ARTICLE 3 LOAN DISBURSEMENTS.............................................................................10

   3.1    PRIOR TO THE FIRST ADVANCE.....................................................................10
   3.2    SUBSEQUENT ADVANCES............................................................................15

ARTICLE 4 BORROWERS' AND GUARANTOR'S COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES...............16

   4.1    PAYMENT........................................................................................16
   4.2    PERFORMANCE....................................................................................16
   4.3    FURTHER ASSURANCES.............................................................................16
   4.4    ADDITIONAL INFORMATION.........................................................................16
   4.5    QUARTERLY FINANCIAL STATEMENTS AND OTHER INFORMATION...........................................17
   4.6    ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT.........................17
   4.7    FINANCIAL AND OTHER COVENANTS..................................................................17
   4.8    COMPLIANCE CERTIFICATES........................................................................17
   4.9    THIRD PARTY INDEBTEDNESS.......................................................................17
   4.10   INTERCOMPANY INDEBTEDNESS......................................................................18
   4.11   KEY MAN INSURANCE..............................................................................18
   4.12   OTHER FINANCIAL DOCUMENTATION..................................................................18
   4.13   EXECUTION AND DELIVERY OF REQUIRED DOCUMENTATION...............................................18
   4.14   PAYMENT OF CONTRACTORS.........................................................................18
   4.15   INSPECTION AND APPRAISAL.......................................................................18
   4.16   FEES AND EXPENSES..............................................................................19
   4.17   HAZARDOUS SUBSTANCES...........................................................................19
   4.18   TAXES..........................................................................................20
   4.19   INSURANCE......................................................................................20
   4.20   LITIGATION.....................................................................................20
   4.21   REPORTABLE EVENT...............................................................................21
   4.22   ACCOUNTS.......................................................................................21
   4.23   INITIAL ACCOUNT................................................................................21
   4.24   QUALIFICATION..................................................................................21
   4.25   AUTHORITY, EXECUTION AND DELIVERY..............................................................21
   4.26   CONSENTS AND APPROVALS.........................................................................22
   4.27   FINANCIAL RECORDS..............................................................................22
   4.28   PERMITS; CERTIFICATE OF NEED...................................................................23
   4.29   GOVERNMENTAL BENEFIT PROGRAMS AND OTHER THIRD PARTY PAYORS.....................................24
   4.30   FINANCIAL RELATIONSHIPS WITH HEALTH PROFESSIONALS..............................................25
   4.31   JCAHO ACCREDITATION............................................................................25
   4.32   COMPLIANCE WITH LEGAL REQUIREMENTS.............................................................26
   4.33   CORRECTNESS OF REPRESENTATIONS.................................................................26

ARTICLE 5 DEFAULT AND REMEDIES...........................................................................27

   5.1    DEFAULT........................................................................................27

   5.2    REMEDIES.......................................................................................29
   5.3    WAIVERS........................................................................................30
   5.4    CROSS-DEFAULT..................................................................................30
   5.5    CROSS-COLLATERALIZATION........................................................................30
   5.6    NO LIABILITY OF BANK...........................................................................31

ARTICLE 6 GENERAL CONDITIONS.............................................................................31

   6.1    BENEFIT........................................................................................31
   6.2    ASSIGNMENT.....................................................................................31
   6.3    ADDITIONAL OBLIGATIONS AND AMENDMENTS..........................................................32
   6.4    TERMS..........................................................................................32
   6.5    GOVERNING LAW AND JURISDICTION.................................................................32
   6.6    PUBLICITY......................................................................................33
   6.7    ATTORNEYS' FEES................................................................................33
   6.8    MANDATORY ARBITRATION..........................................................................33
   6.9    INVALIDATION OF PROVISIONS.....................................................................34
   6.10   EXECUTION IN COUNTERPARTS......................................................................34
   6.11   CAPTIONS.......................................................................................34
   6.12   NOTICES........................................................................................34
   6.13   LOAN DOCUMENTATION/ELECTRONIC TRANSMISSION OF DATA.............................................35
   6.14   BOOKS AND RECORDS..............................................................................36
   6.15   PAYMENT OF TAXES...............................................................................36
   6.16   PAYMENT OF TAXES...............................................................................36
   6.17   TRANSFER OF PROPERTY AND RIGHTS................................................................36
   6.18   FINAL AGREEMENT................................................................................36

                                    EXHIBITS

Schedule 1   -   Environmental Reports, Notices and Documentation

Exhibit A    -   Property

Exhibit B    -   Request for Advance From Loan

Exhibit C    -   List of Permits

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT dated and delivered as of the 30th day of September, 2002, is by and among (i) SUNLINK HEALTHCARE CORP., a corporation of the State of Delaware, SOUTHERN HEALTH CORPORATION, a corporation of the State of Georgia, and SOUTHERN HEALTH CORPORATION OF JASPER, INC., a corporation of the State of Georgia, collectively as Borrowers, (ii) SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation, as Guarantor, and (iii) BANK OF NORTH GEORGIA, a state chartered bank, as Bank.

         IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the undersigned hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement, the words and phrases set forth below shall have the following meanings:

         1.1 ADVANCE OR ADVANCES. Amounts advanced by Bank to Borrowers pursuant to Article 2 hereof.

         1.2 AGREEMENT. This Loan Agreement between Borrowers and Bank dated as of the Agreement Date.

         1.3      AGREEMENT DATE. September 30, 2002.

         1.4 APPLICABLE LAW. With respect to any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         1.5 APPRAISAL. The appraisal or evaluation of the Zell Miller Parkway Property prepared by Valuation Counselors dated as of May 1, 2002 (as-is value) and dated as of May 1, 2003 (as-completed value), and addressed to Bank.

         1.6 APPRAISED VALUE. The value for the Zell Miller Parkway Property in the amount of $14,700,000 as reflected by the Appraisal.

         1.7 AUTHORIZED SIGNATORY. With respect to any Person, such personnel of such Person as may be duly authorized and designated in writing by the Person to execute documents, agreements, and instruments on behalf of the Person.

         1.8 AVAILABLE LOAN COMMITMENT. As of any date of determination, an amount equal to the lesser of (a) $6,000,000.00 less the sum of (i) sum of all previous Advances and (ii) sum of all Retainage or (b) the Construction Costs less the sum of (i) $8,629,738.00, (ii) sum of all previous Advances and (iii) sum of all Retainage.

         1.9      BANK. Bank of North Georgia, a state chartered bank.

         1.10 BASE RATE. At any time, Base Rate shall mean the rate of interest at the applicable time provided in the Note prior to a Default.

         1.11 BORROWERS. SunLink Healthcare Corp., a corporation of the State of Delaware, Southern Health Corporation, a corporation of the State of Georgia, and Southern Health Corporation of Jasper, Inc., a corporation of the State of Georgia, collectively. Any one of the Borrowers is a Borrower.

         1.12 BUSINESS DAY. A day on which Bank is authorized or required to be open for the transaction of business in Alpharetta, Georgia.

         1.13     CODE. The Internal Revenue Code of 1986, as amended.

         1.14 CONSTRUCTION COSTS. All costs certified to Bank by Borrowers and actually incurred by Borrowers with respect to the construction of the Improvements as of the date of determination, excluding (i) costs for stored materials or materials not incorporated into the Improvements, and (ii) work not yet physically performed, all such Construction Costs being subject to the review and approval of USA Inspection Services, LLC, in connection with USA Inspection Services, LLC's establishment of the Construction Costs for which amounts are to be advanced hereunder pursuant to each Request for Advance from Loan (as hereinafter defined).

         1.15 CONSTRUCTION LOAN INTEREST ACCOUNT. Account Number 3096245 in the name of Southern Health Corporation of Jasper, Inc., initially in the amount of $2,500.00, but, prior to the first Advance, said Account shall be in the amount of $300,000.00 to support the payment of interest payable under the Note in accordance with Section 2.7(c) hereof.

         1.16     CONVERSION DATE. The Conversion Date as defined in the Note.

         1.17 DEFAULT. Any of the events specified in Section 5.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         1.18     DEFAULT RATE. The Default Rate as defined in the Note.

         1.19 EAST CHURCH STREET PROPERTY. The property described on EXHIBIT "A" hereto as the East Church Street Property.

         1.20 ERISA. The Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         1.21 ERISA AFFILIATE. (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is any Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with any Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with any Borrower, or (d) any other entity required to be aggregated with any Borrower pursuant to regulations under Code Section 414(o).

         1.22 EVENT OF DEFAULT. Any event specified in Section 5.1 hereof which with any passage of time or giving of notice (or both) would constitute a Default.

         1.23 EXCESS AMOUNTS. An amount paid prior to the Maturity Date in repayment of the Note which, if applied to the repayment of the Note, would cause the outstanding principal balance of the Note to be less than Ten Dollars ($10.00). This term shall not include any amount of the payment which reduces the outstanding principal amount under the Note to Ten Dollars ($10.00).

         1.24 GAAP. As in effect as of the Agreement Date, generally accepted accounting principles consistently applied.

         1.25 GUARANTOR. SunLink Health Systems, Inc., a corporation of the State of Ohio.

         1.26 HOSPITAL. The hospital known as Mountainside Medical Center located on the East Church Street Property.

         1.27 IMPROVEMENTS. The approximately 69,700 square foot hospital and related improvements to be built on the Zell Miller
Parkway Property in accordance with the Plans and Specifications.

         1.28 LIEN. With respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

         1.29 LOAN. Amounts to be advanced by Bank pursuant to the terms of this Agreement and evidenced by the Note.

         1.30 LOAN COMMITMENT. Letter to Mr. Robert M. Thornton, Jr., Chief Executive Officer of SunLink Healthcare Corp., from Bank dated July 24, 2002.

         1.31 LOAN DOCUMENTS. This Agreement, the Note, the Security Instruments, the Guaranty, the Environmental Indemnity Agreement and any and all other documents evidencing or securing the Note as the same may be amended, substituted, replaced, extended or renewed from time to time.

         1.32 MATURITY DATE. The Maturity Date provided in the Note, or such earlier date as payment of the Loan shall be due (whether by acceleration or otherwise).

         1.33 OBLIGATIONS. (a) All payment and performance obligations of Borrowers and all other obligors to Bank under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loan, and (b) the obligation to pay an amount equal to the amount of any and all damages which Bank may suffer by reason of a breach by Borrowers or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         1.34 NOTE. The Note executed and delivered by Borrower to Bank dated as of September 30, 2002, in the amount of SIX MILLION DOLLARS ($6,000,000).

         1.35 PERMITTED ENCUMBRANCES. (i) Liens for taxes or other governmental charges either not yet delinquent or with respect to which the payment thereof is being contested diligently and in good faith by adequate procedures subject to the conditions set forth in Article 19 of the Security Deed (as hereinafter defined); (ii) encumbrances created by or relating to any legal proceeding which at the time is being contested by Borrowers diligently and in good faith by adequate procedures provided that any judgment resulting from, or damage award sought in, any such legal proceeding does not give rise to a Default under Section 5.1 (h) hereof; (iii) liens and encumbrances not arising in connection with indebtedness for money borrowed that do not in the aggregate materially impair the use or value of the Properties in the conduct of Borrowers' business provided that the same do not give rise to a Default under
Section 5.1 (m) hereof; (iv) encumbrances (including capitalized leases) in respect of personal property assets acquired which exist at the time of acquisition of such assets or which are incurred to finance all or part of the cost of such assets provided such encumbrances cover only the assets so acquired and provided that the same do not violate the covenants set forth in Section 4.9 hereof; (v) leases or other occupancy agreements entered into by Borrowers in the ordinary course of business provided that the same do not violate the covenants set forth in Article 4.9 hereof or the representations and warranties set forth in Article 4.30 hereof; (vi) easements or amendments to existing easements entered into in connection with the construction and operation of the Replacement Hospital on the Zell Miller Parkway Property, which easements (other than utility easements) shall be subject to the approval and consent of Bank, which approval and consent shall not be unreasonably withheld, delayed or conditioned; and (vii) encumbrances existing on the Agreement Date which are reflected in the mortgagee title insurance policy to be provided to Bank by Borrowers pursuant to Section 3.1(e) hereof.

         1.36 PERSON. An individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.37 PLANS AND SPECIFICATIONS. The Plans and Specifications identified as Replacement Facility for Mountainside Medical Center, Jasper, Georgia, CON #047-98, prepared by Johnson Johnson Crabtree Architects, PC, dated October 26, 2001, Project No. 01338.00, as the same may be amended or modified from time to time.

         1.38 PROPERTY. The Zell Miller Parkway Property and the East Church Street Property, collectively.

         1.39 REPLACEMENT HOSPITAL. The Improvements to be constructed on the Zell Miller Parkway Property in accordance with the Plans and Specifications.

         1.40 REPORTABLE EVENT. A Reportable Event shall have the meaning set forth in Section 4043(b) of ERISA.

         1.41 REQUEST FOR ADVANCE FROM LOAN. A certificate signed by an Authorized Signatory of Borrowers requesting an Advance hereunder which certificate shall be denominated a "Request for Advance from Loan," and shall be submitted on the standard AIA draw request form. Each Request for Advance from Loan shall, among other things, (a) specify the date of the requested Advance, which shall be a Business Day, (b) specify the amount of the requested Advance,
(c) certify that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and (d) certify that all conditions precedent to the making of the requested Advance have been satisfied.

         1.42 RETAINAGE. 10% of the portion of the Construction Costs for which each Advance is made by Bank.

         1.43 SECURITY INSTRUMENTS. (i) The Deed to Secure Debt and Security Agreement (and amendments thereto or modifications thereof) executed pursuant to this Agreement by Southern Health Corporation of Jasper, Inc. and delivered to Bank perfecting a security interest in the Property and other real and personal property more particularly described therein and securing the Loan ("SECURITY DEED"), (ii) the assignment of the Construction Loan Interest Account and (iii) all other security instruments and amendments and modifications thereto securing the indebtedness evidenced by the Note.

         1.44 TANGIBLE NET WORTH. Stockholder's equity less all "intangible assets" as defined under GAAP.

         1.45 TITLE INSURANCE. The mortgagee title insurance policy issued by Chicago Title Insurance Company pursuant to Section 3.1(d).

         1.46 TOTAL LIABILITIES. All items required by GAAP to be set forth as "liabilities" other than physician guarantees entered into in the ordinary course of business and in compliance with all applicable laws.

         1.47 ZELL MILLER PARKWAY PROPERTY The property described on EXHIBIT "A" hereto as the Zell Miller Parkway Property.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of Bank, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 10 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         All accounting terms used herein without definition shall be used as defined under GAAP.

                                   ARTICLE 2

                                      LOAN

         2.1 EXTENSION OF CREDIT. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, Bank agrees to extend credit to Borrowers in an aggregate principal amount not to exceed $6,000,000 as provided herein. All extensions of credit under this Agreement shall be evidenced by the Note and secured by the Security Instruments.

                  (a) Loan. Subject to the terms, conditions and limitations set forth in this Agreement and provided that there is no existing Default or Event of Default, Bank agrees to lend to Borrowers, prior to the Conversion Date, up to $6,000,000. Bank shall have no obligation prior to the Conversion Date to make any Advance if the sum of the following exceeds $6,000,000: (i) the requested Advance plus the Retainage thereon, (ii) the estimated or projected cost as established by USA Inspection Services, Inc., acting reasonably and in good faith (subject to the approval of Bank, such approval not to be unreasonably withheld or delayed) for completion of the Improvements in accordance with Plans and Specifications, (iii) the sum of all previous Retainage, and (iv) the outstanding principal balance of the Note. On the Conversion Date and provided there is no Default or Event of Default and Borrowers are entitled to receive the Retainage as provided in Section 2.2(c), Bank shall advance to Borrowers, on receipt of the Borrowers' final Request for Advance from Loan, the balance of the Loan, including any Retainage.

                  (b) Use of Loan Proceeds. Borrowers agree that the proceeds of the Loan received by Borrowers shall be used only for the costs actually incurred for the construction of the Improvements.

                  (c) Excess Costs. Borrowers shall be responsible for paying from funds other than the Loan the costs of construction of Improvements in excess of the amounts to be advanced by Bank pursuant to the terms of this Agreement.

         2.2      MANNER OF BORROWING AND DISBURSEMENT UNDER LOAN .

                  (a) Advances. Provided the Available Loan Commitment is sufficient to permit an Advance to be made under the terms of this Agreement plus the Retainage to be withheld for such Advance as herein provided and Borrowers have delivered to Bank an irrevocable written notice for Advance under the Loan in the form of a Request for Advance from Loan, Bank shall make the Advance to Borrowers after Bank has received a written report from USA Inspection Services, LLC which establishes the Construction Costs for which the Advance is to be made. In the event Bank needs additional information to establish Available Loan Commitment sufficient to permit a requested Advance to be made, such Advance will be made within a reasonable time after such Available Loan Commitment is established and the referenced written report in respect of such Advance from USA Inspection Services, LLC has been received by Bank. The final Advance as provided in Section 2.1(a) above shall be made on the Conversion Date or as soon thereafter as Bank has received all documents Bank reasonably deems necessary to support the final Advance and Bank has received a written report for the final Advance from USA Inspection Services, LLC, which establishes the Construction Costs for such Advance. Bank will use commercially reasonable efforts to disburse each Advance hereunder within a reasonable period of time after Borrowers request such Advance.

                  (b) Disbursement. On the date of an Advance hereunder, Bank shall, subject to the satisfaction of the conditions set forth in this Agreement, disburse the amount in immediately available funds by crediting the amount made available to the operating account in Bank established by Borrowers. Only one Advance shall be made in any calendar month.

                  (c) Retainage. The Bank shall retain an amount equal to the Retainage on each Advance except for the final Advance. No interest shall accrue on any such Retainage until disbursed to Borrower. The Retainage shall not be disbursed until the Bank has received satisfactory evidence that the Improvements have been completed in accordance with the Plans and Specifications, all permits and licenses for the operation of the Replacement Hospital on the Zell Miller Parkway Property have been issued, all items to be delivered under Section 3.2 have been delivered, certification of USA Inspection Services, LLC has been delivered to Bank certifying that the Improvements have been completed in accordance with the Plans and Specifications and no Default or Event of Default has occurred and not been cured.

         2.3      INTEREST ON LOAN.

                  (a) Generally. Interest shall be due and payable as provided in the Note. Bank is hereby authorized to withdraw from the Construction Loan Interest Account such amount as may be necessary to pay the Bank all accrued interest due and payable on the Note.

                  (b) Upon Default. Upon the occurrence and during the continuance of a Default, Bank shall have the option (but shall not be required to give prior notice thereof to Borrowers) to accelerate the maturity of the Note, to exercise any other rights or remedies hereunder in connection with the exercise of this right, and, upon any such acceleration, to declare the interest on the outstanding principal balance of the Note to be at the Default Rate from and after the date of such Default and for so long as the same shall be continuing uncured.

         2.4      FEES AND COMMISSIONS ON LOAN.

                  (a) Origination Fee. An initial origination fee in the amount of $60,000 has been earned by Bank and shall be payable as follows:

                           (i) The sum of $15,000 was paid by Borrowers to Bank on July 24, 2002; and

                           (ii) The sum of $45,000 is due and payable by Borrowers to Bank on the Agreement Date.

                  (b) Permanent Loan Fee. A permanent origination loan fee shall be deemed earned by Bank on the Conversion Date in the amount of $30,000 and shall be due and payable by Borrowers to Bank on the Conversion Date.

                  (c) Origination Fees Not Interest. The initial origination fee and the permanent origination fee are in addition to and not in lieu of any interest and other fees payable by the Borrowers and shall be deemed fully earned on the date such are due and payable.

         2.5      LOAN NOTE ACCOUNT.

                  (a) Payment. The Loan shall be repayable in accordance with the terms and provisions set forth herein and in the Note.

                  (b) Bank Records. Bank shall maintain in accordance with its usual practice records of account evidencing the Advances under the Note with respect to the Loan. In any legal action or proceeding in respect of this Agreement, the entries made in such record shall, absent manifest error, be prima facie evidence of the existence and amounts of the Advances with respect to the Loan. Failure of Bank to maintain any such record shall not excuse Borrowers from the obligation to pay the Note.

         2.6      REPAYMENT OF LOAN NOTE AND RELEASES.

                  (a) Release of East Church Street Property. The East Church Street Property shall be released from the lien of the Security Instruments upon the satisfaction of all four of the following conditions:

                           (i) the Improvements and all punch list items have been completed and certified as to completion by USA Inspection Services, LLC to Bank, such certification to be subject to the review and approval of Bank;

                           (ii) the day-to-day operations of the Hospital have been entirely transferred from the East Church Street Property to the Zell Miller Parkway Property and the Replacement Hospital is fully operational as a general acute care hospital; such transfer to be certified in writing by Borrowers to Bank.

                           (iii) the Replacement Hospital, located on the Zell Miller Parkway Property, has a proven generation of cash flow to service all of the debt of Southern Health Corporation of Jasper, Inc. of at least 1.40 times, as measured by EBITDA/Annual Debt Service each month for six (6) consecutive months, as supported by financial materials provide by Borrowers to Bank; and

                           (iv) there is no Default or Event of Default that has not been cured.

                  (b) Limitation on Repayment of Note. The Note may be prepaid in whole or in part at any time and from time to time with twenty-one
(21) days' prior written notice by Borrowers to Bank. In the event the indebtedness evidenced by the Note is paid in full (exclusive of any payment pursuant to Section 2.6(c) hereof), Bank shall have no further obligations to make any Advances to Borrowers under the Note or otherwise with respect to the Loan or pursuant to this Agreement. After the installments of principal and interest commence under the Note, a partial prepayment shall not reduce the monthly installments provided for in the Note. The written notice shall be given as provided in this Agreement.

                  (c) Loan Reduction. In the event the Bank, acting reasonably and in good faith, determines at any time that, based on the written report or opinion of USA Inspection Services, LLC, the cost to complete the Improvements is greater than the then Available Loan Commitment, Borrowers agree to make a prepayment on the Note to the extent of such excess.

         2.7      MANNER OF PAYMENT.

                  (a) Payments. Each payment (including any prepayment) by Borrowers on account of the principal of or interest under the Note, fees, and any other amount owed to Bank under this Agreement, the Note, or the other Loan Documents shall be made to an account designated by Bank, for the account of Bank, in lawful money of the United States of America in immediately available funds and shall be applied by Bank on the date received by Bank in accordance with the terms of Section 2.8 hereof. Any payment received after 2:00 p.m. shall be applied as of the next business day.

                  (b) Application of Payment. If any payment under this Agreement or any of the Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the immediately following day which is a Business Day.

                  (c) Construction Loan Interest Account. Borrowers have established the Construction Loan Interest Account for the purpose of paying interest on the Note and as additional collateral for the indebtedness evidenced by the Note. Borrowers hereby authorize Bank to withdraw from the Construction Loan Interest Account the necessary funds to pay to

Bank all interest due and payable under the Note. Upon the balance in the Construction Loan Interest Account being reduced to less than $100,000.00 at any time after the first Advance, Borrowers covenant and agree to deposit in the Construction Loan Interest Account within three (3) days after notice a sufficient amount so that the account has after the deposit a balance of not less than $200,000.00. Upon a Default, Bank shall be entitled to apply all funds then in the Construction Loan Interest Account to any indebtedness evidenced by the Note or secured by the Security Instruments.

                  (d) No Right of Set-Off or Counterclaim. Borrowers agree to pay principal, interest, fees, and all other amounts due hereunder or under the Note without set-off or counterclaim or any deduction whatsoever.

         2.8 APPLICATION OF PAYMENTS. Unless otherwise specifically provided in this Agreement or the other Loan Documents, payments made to Bank, or otherwise received by Bank (from realization on collateral for the Obligations or otherwise), shall be applied in the following order: First, to the reasonable out-of-pocket costs and expenses, if any, incurred by Bank, commencing upon the event giving rise to Default and during its continuance, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable out-of-pocket costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, to any fees and commissions then due and payable by Borrowers to Bank, under this Agreement or any Loan Document, including, without limitation, late charges provided for in the Note and Default Rate interest (as defined in the Note); Third, to any accrued and unpaid interest which may have accrued on the Note; Fourth, to any unpaid principal of the Note; Fifth, to any other Obligations not otherwise referred to in this Section 2.8 until all such Obligations are paid in full; and Sixth, upon satisfaction in full of all Obligations, to Borrower or as otherwise required by law.

                                   ARTICLE 3

                               LOAN DISBURSEMENTS

         3.1 PRIOR TO THE FIRST ADVANCE. Prior to requesting the first Advance, Borrowers shall execute and deliver all of the following items to Bank in form and substance reasonably satisfactory to Bank. Bank shall have no obligation to make the first Advance until all of these items have been provided to, executed and delivered to Bank and approved by Bank, such approval not to be unreasonably withheld or delayed.

                  (a) Note. A Note by Borrowers payable to the order of Bank.

                  (b) Security Instruments. Security Instruments which shall be a first lien on all property and collateral described therein.

                  (c) Environmental Inspection and Indemnity Agreement. Bank shall have received Phase I environmental reports on the Property at the cost of the Borrowers, such reports to be addressed to Bank and conducted by engineers acceptable to Bank stating that the Property is free of all Hazardous Substances. An environmental indemnity agreement by Borrowers and Guarantor in favor of Bank whereby Borrowers and Guarantor indemnify Bank against any and all environmental matters with respect to the Property ("ENVIRONMENTAL INDEMNITY AGREEMENT").

                  (d) Guaranty. The Contract of Guaranty by Guarantor in favor of Bank in which Guarantor guarantees the payment and performance of the Obligations ("GUARANTY").

                  (e) Title Insurance. A standard mortgagee policy for Bank as to the Property from a company approved by Bank (including any reinsurance agreements, endorsements and special coverages required by Bank), in form and substance acceptable to Bank, providing coverage in the aggregate amount of $6,000,000 and containing no title exceptions other than the Permitted Encumbrances. In the event that the title agent providing the mortgagee policy cannot deliver a final title policy or policies prior to the first disbursement under the Note, Bank will accept a marked mortgagee title insurance commitment or commitments provided that such commitment or commitments are replaced by a final mortgagee policy or policies that conform to the above requirements within a reasonable time thereafter. Bank may, in its discretion, accept a title insurance commitment or interim construction binder in lieu of a title insurance policy hereunder provided that such title insurance commitment or interim construction binder is replaced by a final mortgagee policy or policies that conform to the above requirements within a reasonable time thereafter. Borrowers shall be responsible for all costs of title insurance including, without limitation, all out-of-pocket costs of the title agent and title insurance company, the title exam fee, the title insurance premium and the cost of issuance of all title insurance endorsements.

                  (f) Plans and Specifications. Borrowers shall provide to Bank three (3) sets of completed Plans and Specifications, such Plans and Specifications having been approved by Bank prior to the Agreement Date.

                  (g) Construction Budget. Borrowers shall provide to Bank three (3) copies of the construction budget. The construction budget (including all cost overruns) shall have been approved by the Georgia Department of Community Health and shall demonstrate that the total cost of construction of the Improvements does not exceed $15,500,000 (which includes all cost overruns). The construction budget shall have been approved by Bank, and the construction budget shall have been approved in writing by USA Inspection Services, LLC, no such approval to be unreasonably withheld or delayed. The cost of the review and approval of the initial construction budget by USA Inspection Services, LLC is $1,500, which cost Borrowers represent unto Bank that Borrowers have paid in full. Borrowers will pay prior to the first Advance hereunder any additional fee charged by USA Inspection Services, LLC to review and approve the construction budget reflecting all cost overruns.

                  (h) Construction Contract. Borrowers have provided to Bank a copy of the AIA construction contract for the Improvements with Brasfield & Gorrie, LLC, general contractor, and a copy of the architect's contract for the Improvements with Johnson Johnson Crabtree, P.C., architect, both certified as accurate and complete by an officer of Borrowers. The Construction Contract and the Architect's Contract shall be assigned as additional collateral to the Bank for the Loan, which assignment is acknowledged and approved by the aforesaid contractor, architect and Bank.

                  (i) Permits. Borrowers shall provide to Bank satisfactory evidence of all certificates of need and implementation requirements, operating permits and licenses, of the Hospital, and zoning compliance, building permit, land disturbance permit, and sewer allocation, if any, relating to the development of the Zell Miller Parkway Property contemplated by this Agreement.

                  (j) Certificate of Need. Evidence satisfactory to the Bank of the issuance and transfer of the certificate of need for the operation of the Replacement Hospital on the Zell Miller Parkway Property, together with a copy of the certificate of need, and evidence satisfactory to Bank and its counsel that Borrower has received (1) a determination letter from the Georgia Department of Community Health that the cost overruns on the Replacement Hospital project (Project No. GA 047-98) do not require the filing by Borrower of a new certificate of need application for the Replacement Hospital project (Project No. GA 047-98), (2) a certificate of need from the Georgia Department of Community Health for the cost overruns on the Replacement Hospital project (Project No. GA 047-98), or (3) a new certificate of need from the Georgia Department of Community Health for the relocation and replacement of the Hospital from the East Church Street Property to the Zell Miller Parkway Property for a budget not to exceed $15,500,000.

                  (k) Certification. Bank has received an equity and draw inspection certificate completed by USA Inspection Services, LLC at Borrowers' expense verifying that the amount requested by the Borrowers is in compliance with the terms of this Agreement.

                  (l) Review of Cost Estimates. Bank has engaged USA Inspection Services, LLC, at the expense of Borrowers to be paid prior to the first Advance, to conduct a review of the cost estimates for the Improvements and the Plans and Specifications. Prior to the first Advance, Bank must receive and approve the report from USA Inspection Services, LLC.

                  (m) Lien Waivers. Bank has received an unconditional lien waiver from Brasfield & Gorrie, LLC, or any successor general contractor.

                  (n) Flood Hazard. Certifications satisfactory to Bank that no portion of the Property is located within a flood hazard area.

                  (o) Insurance. Certificate(s) of insurance required pursuant to Section 4.19 hereof and satisfactory evidence of premium payments.

                  (p) Authority Documents of Borrowers and Guarantor. Articles of Incorporation of Borrowers and of Guarantor certified by the office of the Secretary of State in which each Borrower and in which Guarantor is incorporated; Bylaws of each Borrower and of Guarantor certified by an officer of each such Borrower and of Guarantor; Certificate of Existence of each Borrower and of Guarantor issued by the state in which the applicable Borrower or Guarantor is incorporated; Incumbency Certificate of each Borrower and of

Guarantor reflecting the Authorized Signatories; Corporate Resolutions of each Borrower and of Guarantor certified by an officer of the applicable Borrower and of Guarantor and authorizing the applicable Borrower to enter into this Agreement and execute all related documents and Loan Documents applicable to the Note, and in the case of Guarantor, authorizing Guarantor to enter into the Guaranty; and, if required, resolutions of any Borrower's stockholders certified by an officer of the applicable Borrower and authorizing the applicable Borrower to enter into this Agreement and execute all related documents and Loan Documents applicable to the Note.

                  (q) Attorney's Opinion. The written opinions of each Borrower's counsel and of Guarantor's counsel to Bank in form and content acceptable to Bank and which address the following matters:

                           (i) Existence, Due Authorization and Execution. Borrower is duly organized and existing as a corporation and is in good standing under the laws of the state of incorporation or formation and qualified to do business under the laws of the State of Georgia. Guarantor is duly organized and existing as a corporation and is in good standing under the laws of the state of incorporation or formation and qualified to do business under the laws of the State of Georgia;

                           (ii) Enforceability. The Loan Documents are enforceable against Borrower in accordance with their terms subject to customary exceptions and limitations. The Guaranty is enforceable against Guarantor in accordance with its terms subject to customary exceptions and limitations; and

                           (iii) Miscellaneous. As to such other matters as Bank may reasonably request.

                  (r) Taxpayer Identification Number. Each Borrower's federal taxpayer identification numbers.

                  (s) Request for Advance from Loan. The Request for Advance from Loan that Borrowers are required to deliver pursuant to Section 2.2 hereof.

                  (t) Payments. Borrowers shall pay the cost of all services of USA Inspection Services, LLC for which Bank has engaged them for the purposes provided in this Agreement.

                  (u) Investment. Evidence reasonably satisfactory to Bank that Borrowers have invested in the cost of the Zell Miller Parkway Property and the construction of the Improvements in an amount not less than $8,629,738 (exclusive of any hold back) and that the cost to finish the Improvements is not greater than the Loan Amount.

                  (v) Appraisal. An appraisal of the Zell Miller Parkway Property, assuming the Improvements are completed, by Valuation Counselors indicating a value of not less than

$12,000,000. Borrowers shall pay the cost of such appraisal. The current appraisal of the East Church Street Property shall also be addressed to the Bank at the cost of Borrowers.

                  (w) Record Search. A search and certification is received by Bank that there is no UCC lien, judgment lien, bankruptcy or pending litigation affecting any collateral securing the Loan or any of the Borrowers.

                  (x) Surveys. Current foundation survey of the Zell Miller Parkway Property and as-built survey of the East Church Street Property. The Borrowers shall pay the cost of the surveys and all modifications thereto reasonably required by the Bank.

                  (y) Evidence of Zoning. Evidence in the form of a letter from the City of Jasper that the zoning classification of the Properties continues to be C2 and that a hospital and medical office building continue to be included within the permitted uses under the C2 zoning classification.

                  (z) Evidence of Utilities. Evidence in the form of a letter from the City of Jasper that water and sewer can be made available at the Zell Miller Parkway Property.

                  (aa) Leases. Copies of all leases and occupancy agreements affecting the Properties together with a written certification from Borrowers attached thereto that all such leases and occupancy agreements are true, accurate and complete copies and that they have not been amended or modified except as attached to such certification.

                  (bb) Certified Rent Roll. A rent roll containing the following with respect to each tenant of the Hospital and Replacement Hospital
(i) the tenant's name, (ii) the address of the leased premises, (iii) the date of the lease; (iv) the scheduled expiration date of the lease; (v) information relating to any option to extend under the lease, (vi) the number of square feet in the leased premises, (vii) the base rental amount per month and per year;
(viii) the security deposit, if any, and (ix) a statement as to any default or claimed setoff against rent existing under said lease as of the date of the rent roll. The rent roll shall be certified as true, accurate and complete by the President and CEO of Southern Health Corporation of Jasper, Inc.

                  (cc) Construction Loan Interest Account. Borrowers' depositing into the Construction Loan Interest Account a sufficient amount so that the account has after the deposit a balance of not less than $300,000.00.

                  (dd) Evidence satisfactory to the Bank that Borrowers and the Zell Miller Parkway Property, or any condition, use or activity on the Zell Miller Parkway Property, is in compliance with each and every requirement of the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Georgia Water Quality Control Act, O.C.G.A. ss. 12-5-20 et seq., the Georgia Erosion and Sedimentation Act of 1975, O.C.G.A. ss. 12-7-1 et seq., and any permits, authorizations, rules and regulations promulgated pursuant to these Acts. Borrowers hereby agree that Bank may retain a qualified environmental consulting firm to confirm and verify independently such compliance at Borrowers' sole expense.

                  (ee) Evidence satisfactory to the Bank that Borrowers have fully resolved all matters addressed in the September 5, 2002 letter to Borrowers from the Georgia Department of Natural Resources, including without limitation, the violations cited in the "Expedited Enforcement Compliance Order and Settlement Agreement" attached thereto, such letter identified as Item 3 on
SCHEDULE 1 attached hereto. Borrowers represent and warrant to Bank that Borrowers have delivered to Bank a true, accurate and complete copy of such letter, attached order and related notices or writings.

                  (ff) Due Diligence/Other Documents. Completion of due diligence by Bank and its counsel to Bank's and its counsel's satisfaction, and the receipt of other documents, information, materials or items that Bank may reasonably require, including, without limitation, that certain estoppel certificate from R. Gary Copeland with respect to the "DEVELOPMENT PARCEL" as defined in that certain Declaration of Covenants and Restrictions recorded in Deed Book 421, page 577, Pickens County, Georgia Records.

         3.2 SUBSEQUENT ADVANCES. Prior to requesting subsequent Advances (subsequent to the first Advance), Borrowers shall execute and deliver to Bank the following items. Bank shall have no obligation to make further Advances until the following items requested by Bank have been properly executed and delivered to Bank and approved by Bank.

                  (a) Title Insurance Endorsement. If requested by Bank, an endorsement to the Title Insurance to cover the Advance, reflecting no change in the aggregate dollar amount of coverage or the exceptions previously accepted and approved by Bank except that all taxes due and payable have been paid. In the event that the title agent providing the endorsement to the Title Insurance cannot deliver a final title endorsement prior to such subsequent disbursement, Bank will accept a representation and covenant from issuer of the Title Insurance that such title endorsement will be issued upon the recording of the applicable documentation.

                  (b) Request for Advance from Loan. The Request for Advance from Loan that Borrowers are required to deliver pursuant to Section 2.2 hereof.

                  (c) Certification. Prior to each Advance, Bank shall request, at Borrowers' expense, an equity and draw inspection certificate to be completed by USA Inspection Services, LLC at a cost to Borrower of $500 which certificate approves the requested Advance. The aforesaid cost shall be paid by Borrowers before each Advance. Each Advance shall be subject to the approval by Bank of the applicable certificate and as a condition of each Advance verification that the amount requested by the Borrowers is in compliance with the terms of this Agreement to which Borrowers are entitled.

                  (d) Lien Waiver. Bank has received an unconditional lien waiver from Brasfield & Gorrie, LLC, or any successor general contractor.

                  (e) Other Documents. Other documents or items that Bank may reasonably require.

                BORROWERS' AND GUARANTOR'S COVENANTS, AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

         Borrowers and where applicable, Guarantor, make the following covenants, agreements, representations and warranties to Bank:

         4.1 PAYMENT. Borrowers shall pay when due all sums owing under this Agreement, the Note, the Security Instruments and the other Loan Documents.

         4.2 PERFORMANCE. Borrowers shall perform all their obligations under this Agreement, the Note, the Security Instruments and the other Loan Documents. Borrowers covenant and agree to use commercially reasonable efforts to cause the Improvements to be completed on or before eighteen (18) months from the Agreement Date. Guarantor shall perform all its obligations under this Agreement and the Guaranty.

         4.3 FURTHER ASSURANCES. On demand of Bank, Borrowers shall do any act, or execute any additional documents reasonably required by Bank to further evidence or secure the indebtedness evidenced by the Note or to confirm that the liens of the Security Instruments are first liens or to comply with this Agreement, including, but not limited to, executing and delivering new or replacement notes and/or security instruments and agreements supplementing, extending or otherwise modifying the Note, this Agreement, the Security Instruments, and certificates as to the amount of the indebtedness evidenced by the Note from time to time.

         4.4 ADDITIONAL INFORMATION. On demand of Bank, Borrowers shall deliver to Bank any additional documents or information with respect to the Improvements that Bank may reasonably request and that are in the possession of, or have been prepared on behalf of, any one of the Borrowers or Guarantor, including, without limitation, surveys. Bank shall not disclose without the prior written consent of Borrowers (other than to Bank's employees, auditors or counsel or holders of a participation in the Note) any information with respect to Borrowers or Guarantor which is furnished to Bank under this Agreement or the Loan Documents or in connection with the transactions contemplated hereby or thereby which is designated by any Borrower or Guarantor as confidential, provided that Bank may disclose any such information (other than medical records created by Borrowers or their affiliates which are subject to protection under the Health Insurance Portability and Accountability Act of 1996, none of which shall be disclosed by Bank except to the extent such disclosure is permitted by law) (i) as has become generally available to the public through no fault of Bank, its employees, auditors or counsel or other holder of a participation in the Note, (ii) as may be required or appropriate in any report, statement or testimony submitted to any state or federal regulatory body having jurisdiction over Bank, (iii) as may be required in response to any summons or subpoena or in connection with any litigation, (iv) to the extent required to protect Bank's rights or interests in the Note or collateral or in order to comply with any law, order, regulation or ruling applicable to Bank, or (v) to any prospective transferee to whom Bank would be permitted under the Loan Documents to convey a participation or transfer its interest therein.

         4.5 QUARTERLY FINANCIAL STATEMENTS AND OTHER INFORMATION. Within sixty (60) calendar days after the last day of each quarter in each fiscal year of each of the Borrowers, except the last quarter in each such fiscal year of each of the Borrowers, Borrowers shall cause to be delivered to Bank quarterly financial statements for each of the Borrowers certified by the chief financial officer of each applicable Borrower.

         4.6 ANNUAL FINANCIAL STATEMENTS. Within ninety (90) calendar days after the end of each fiscal year of each Borrower and of Guarantor, Borrowers shall cause to be delivered to Bank the audited consolidated financial statements of Guarantor and its subsidiaries (including the Borrowers) issued by Deloitte & Touche, LLP or such other accounting firm of recognized national or regional standing as may be engaged by Borrowers.

         4.7 FINANCIAL COVENANTS. Until the Note is paid in full and all obligations secured by the Security Instruments are satisfied, Borrowers shall cause compliance with the following financial covenants:

                  (a) Leverage Ratio. Borrowers represent and warrant unto Bank that Southern Health Corporation of Jasper, Inc. had a Leverage Ratio, as hereinafter defined, on June 30, 2002, and shall have on the last day of each fiscal year of Southern Health Corporation of Jasper, Inc. thereafter until the
Note is paid in full a Leverage Ratio of 1.50:1.00 or less.

                  (b) Debt Service Coverage. Borrowers covenant and agree unto Bank that Southern Health Corporation of Jasper, Inc. has on the Agreement Date and shall maintain thereafter until the Note is paid in full, a minimum amount debt service coverage of 1.50x as defined by EBITDA/Total Debt Service.

                  (c) Definitions. The following definitions shall be applicable for Section 5.8(a):

                  "Leverage Ratio" means the ratio of Total Liabilities to Tangible Net Worth for Southern Health Corporation of Jasper, Inc. as of the last day of each fiscal year.

         4.8 COMPLIANCE CERTIFICATES. Within sixty (60) calendar days from the end of each fiscal quarter except for the fiscal year end, in which event within ninety (90) calendar days from the fiscal year end of Southern Health Corporation of Jasper, Inc., Borrowers shall provide to Bank a certificate signed by the chief financial officer or the controller of Southern Health Corporation of Jasper, Inc. setting forth such calculations required to establish whether Southern Health Corporation of Jasper, Inc. is in compliance with Section 4.7 herein.

         4.9 THIRD PARTY INDEBTEDNESS. Borrowers covenant and agree that prior to the Note being paid in full, no additional indebtedness, direct or indirect, including through guaranty obligations (exclusive of physician guarantees entered into in the ordinary course of business and in compliance with all applicable laws), may be incurred which exceeds $100,000 and which is secured by (i) any real or personal property described in the Security Instruments (exclusive of purchase money indebtedness on after-acquired property which does not exceed the fair market value of the property at the time of its acquisition), or (ii) the capital stock of Southern Health Corporation of Jasper, Inc., without the prior, written consent of the Bank.

         4.10 INTERCOMPANY INDEBTEDNESS. Borrowers and Guarantor covenant and agree that except as hereinafter provided, all intercompany indebtedness among Borrowers and Guarantor is subordinate to the indebtedness evidenced by the Note or secured by the Secured Indebtedness, and to evidence such subordination each of the Borrowers and Guarantor hereby subordinate all present and future indebtedness among Borrowers and Guarantor to the obligations and all security held by the Bank for the Obligations. The foregoing subordination shall not include current charges for services rendered by SunLink Health Systems, Inc., to Borrowers. Further, Borrowers agree that if there is a Default or Event of Default, Southern Health Corporation of Jasper, Inc. shall not loan additional money to or incur additional intercompany indebtedness from the other Borrowers other than current charges for services rendered until such time as there is no Default or Event of Default.

         4.11 KEY MAN INSURANCE. Borrowers covenant and agree to provide to Bank within one hundred eighty (180) days after the Agreement Date evidence of Key Man Life Insurance on the chief executive officer of SunLink Healthcare Corp. in the amount of $1,500,000 by a company acceptable to Bank, with Southern Healthcare Corporation of Jasper, Inc. being named as beneficiary, which insurance has been assigned to the Bank as additional collateral for the Loan together with evidence of the payment of the premium for one (1) year in advance. Borrowers covenant and agree to pay the premium for such insurance on or before thirty (30) days before such payments become delinquent and submit within such time to Bank evidence of such payment. Such insurance shall remain in full force and effect through ten (10) years after the Conversion Date and thereafter until any Default and Event of Default has been eliminated. In the event of the failure to make any premium payments required to keep such insurance in full force and effect, Bank shall be authorized to make such payments and all amounts so paid shall be secured by the Security Instruments.

         4.12 OTHER FINANCIAL DOCUMENTATION. Borrowers shall provide to Bank such other financial information as Bank may reasonably request from time to time to clarify or amplify the information required to be furnished to Bank under this Agreement.

         4.13 EXECUTION AND DELIVERY OF REQUIRED DOCUMENTATION. Borrowers shall, in a timely manner, deliver to Bank all documents and information that Borrowers are required to execute and deliver hereunder.

         4.14 PAYMENT OF CONTRACTORS. Borrowers shall pay in a timely manner any and all contractors and subcontractors who conduct work in or on the Improvements, subject to the right of Borrowers to contest any amount in dispute, so long as the contesting of such amount is pursued diligently and in good faith and no lien is filed which is senior to the Security Instruments.

         4.15 INSPECTION AND APPRAISAL. Borrowers shall permit Bank and its authorized agents to enter upon the Property during normal working hours and as often as it desires, for the purpose of inspecting or appraising the Improvements.

         4.16 FEES AND EXPENSES. Borrowers shall pay when due the reasonable out-of-pocket expenses, costs and fees incurred by Bank associated with the closing or administration prior to the Conversion Date of the Loan or incurred by Borrowers in order to meet the requirements of this Agreement, including (without limitation) commitment and renewal fees, recording fees and title insurance, survey charges, builder's risk and other insurance premiums, property taxes, intangible taxes, and legal fees incurred by Bank in connection with the making of the Loan.

         4.17 HAZARDOUS SUBSTANCES. Except as set forth in the environmental reports and documentation identified on SCHEDULE 1 attached hereto and incorporated herein by this reference, Borrowers, jointly and severally, hereby warrant and represent to, and covenant with, Bank to the best knowledge and belief of Borrowers, without regard to whether Bank has or hereafter obtains any knowledge or report of the environmental condition of the Property as follows: that during the period of Borrowers' or any one of Borrowers' ownership of the Property, the Property has not been and is not now being used in violation of any federal, state or local environmental law, ordinance or regulation, that no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such environmental law, ordinance or regulation, and that the Property is free of hazardous or toxic substances and wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit. Borrowers covenant that they shall neither permit any such materials to be brought on to the Property, nor shall they acquire real property to be added to the collateral for the Loan upon which any such materials exist, except to the extent disclosed to Bank in environmental assessments or other writings; and if such materials are so brought or found located thereon, such materials shall be immediately removed, with proper disposal, to the extent required by applicable environmental laws, ordinances and regulations, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations. Borrowers further represent and warrant to, and covenant with, Bank that Borrowers will promptly transmit to Bank copies of any citations, orders, notices or other material governmental or other communications received with respect to any hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property. Notwithstanding the foregoing, there shall not be a default of this provision should Borrowers store or use the aforesaid materials, provided that: such materials are necessary for the construction, operation, maintenance and repair of hospitals and medical office buildings and are stored or used in normal quantities for such purposes and provided that such materials are being held, stored and used in compliance with all applicable laws, regulations, ordinances and requirements. The indemnity set forth below shall always apply to such materials, and it shall continue to be the responsibility of Borrowers to take all remedial actions required under and in accordance with this Agreement in the event of any unlawful release of any such materials.

         4.18 TAXES. Borrowers shall take all necessary measures to insure that the Zell Miller Parkway Property and the East Street Church Property are, or will be, separately assessed for tax purposes (or satisfactorily insured by the title insurer as a separate parcel for tax purposes) and will upon the request of Bank provide Bank with information as to tax parcel identification numbers, tax rates, estimated tax values and the identities of the taxing authorities.

         4.19 INSURANCE. During the construction of the Improvements, Borrowers shall maintain and provide satisfactory evidence to Bank of builders' risk completed value insurance for the benefit of Bank and in amounts and with an insurance company or companies satisfactory to Bank. Borrowers shall keep the improvements located on the East Church Street Property and, upon completion, the Improvements insured for the benefit of Bank (a) against loss or damage by fire, lightening, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke and other such hazards as Bank may from time to time reasonably require (b) in amounts approved by Bank, not to be required to exceed 100% of the full insurable value of the Improvements and (c) with loss payable to Bank, pursuant to the New York Standard or other mortgagee clause satisfactory to Bank. All insurance herein provided for shall be in form and with companies approved by Bank, such approval not to be unreasonably withheld or delayed, and, regardless of the types or amounts of insurance required and approved by Bank, Borrowers shall assign to Bank, as collateral and further security for the repayment of the Loan, all policies of insurance which insure against any loss or damage to the improvements located on the East Church Street Property or the Improvements. If Bank, by reason of such insurance, receives any money for loss or damage at a time when a Default or Event of Default exists hereunder, such amount may, at the option of Bank, be retained and applied by Bank, toward the repayment of the Note, or be paid over, wholly or in part, to Borrowers for the repair or replacement of the improvements located on the East Church Street Property or the Improvements, as the case may be, or any part thereof, or for any other purpose or object satisfactory to Bank, but Bank shall not be obligated to see to the proper application of any amount paid over to Borrowers. If Bank, by reason of such insurance, receives any money for loss or damage at a time when a Default shall not exist hereunder, such amount shall be paid over to Borrowers for the repair or replacement of the improvements located on the East Church Street Property or the Improvements, as the case may be, or any part thereof, or for any other purpose or object satisfactory to Bank, but Bank shall not be obligated to see to proper application of any amount paid over to Borrowers. Borrowers shall also maintain general liability insurance, workman's compensation insurance, automobile insurance for all vehicles owned by any Borrower and other insurance with such coverage and in such amounts as shall be customary for hospital companies similarly situated with Borrowers to maintain. Such insurance shall list Bank as a certificate holder (except as to worker's compensation, automobile and medical malpractice insurance) and provide for thirty (30) days written notice to Bank prior to the cancellation, expiration or termination thereof. Borrowers shall deliver to Bank certificates of the aforesaid insurance.

         In the event of a foreclosure under one or more of the Security Instruments, the purchaser shall, to the extent of any amounts then owing and unpaid on the Loan, succeed to all the rights of Borrowers, including any right to unearned premiums, in and to all policies of insurance assigned to Bank with respect to the applicable Property pursuant to the terms of this Agreement.

         4.20 LITIGATION. Borrowers warrant and represent to Bank that as of the Agreement Date, none of the Borrowers is a party to any litigation, suit, action, arbitration, grievance, proceeding or investigation (collectively, "ACTIONS"), nor are any such Actions threatened against any Borrower, in any such case which would materially adversely affect such Borrower's ability to perform its obligations under this Agreement and the Loan Documents.

         4.21 REPORTABLE EVENT. Promptly after any Borrower receives notice or otherwise becomes aware thereof, such Borrower shall notify Bank of the occurrence of any Reportable Event with respect to any Plan (as defined in ERISA) as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) calendar days of the occurrence of such event, provided that such Borrower shall give Bank notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         4.22 ACCOUNTS. Until the Note is paid in full and all obligations secured by the Security Instruments are paid in full each Borrower covenants and agrees to maintain its primary operating accounts, investment accounts and cash management accounts with the Bank. Each Borrower also covenants and agrees with Bank to provide to Bank the opportunity to bid on the merchant card servicing business of all current and future hospitals in which Guarantor has a legal or beneficial interest.

         4.23 INITIAL ACCOUNT. Borrowers have deposited on the Agreement Date with Bank in the Construction Loan Interest Account the sum of $2,500.00. Upon the Construction Loan Interest Account being reduced to $100,000.00 after the first Advance, Borrowers consent and agree to deposit in the Construction Loan Interest Account a sufficient amount so that the balance in such account is not less than $200,000.00. On the Conversion Date, all funds in such account after the payment of all accrued and unpaid interest on the Note shall be delivered to Borrowers and the account closed and the security interest on such account satisfied.

         4.24 QUALIFICATION. The Borrowers represent and warrant that Southern Health Corporation of Jasper, Inc. has the power and authority to own and operate the Hospital offering all of the services offered by the Hospital as of the Agreement Date, to conduct the business of the Hospital, and to own, lease and use its assets. Further, each Borrower represents and warrants that it has the power and authority to own, lease, use and operate its respective assets and to conduct its respective business or businesses.

         4.25     AUTHORITY, EXECUTION AND DELIVERY.

                  (a) Each Borrower has the power and authority to enter into this Agreement, the other Loan Documents and all other agreements contemplated herein and therein and to execute and deliver all certificates, instruments and other documents for consummation of the loan transaction contemplated in this Agreement and the other Loan Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery, and performance of this Agreement and the other Loan Documents by each Borrower has been authorized and approved by all necessary action on the part of such Borrower and any other affiliated person or entity whose approval is required therefor, and each of the Loan Documents is the legal, valid, and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with general equitable principles.

                  (b) Neither the execution nor delivery of this Agreement or any of the other Loan Documents by Borrowers, nor the consummation or performance by Borrowers of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                           (i)               violate any Borrower's Articles or
                                    Certificate, as applicable, of Incorporation or Bylaws;

                           (ii)              violate or contravene any existing
                                    federal, state, local, municipal or other administrative constitution, law, statute, ordinance, regulation, principle of common law, or any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, department, official, or other tribunal or other governmental body or agency, to which, in any such case, any of the Borrowers is subject or by which the Hospital or any of the assets or business of the Hospital are bound;

                           (iii)             contravene or result in a violation
                                    of any of the terms or requirements of any permit, license, certificate of need, accreditation, waiver, certificate, and governmental authorization that is held by any Borrower relating to and material to the use or operation of the Hospital or the business or assets of the Hospital;

                           (iv)              result in a material breach of, or
                                    constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which any of the Borrowers is a party or by which the Hospital or any of its assets are bound; or

                           (v)               result in the imposition or
                                    creation of any lien upon any of the
                                    property or collateral under the Security
                                    Instruments in favor of any other than Bank.

         4.26 CONSENTS AND APPROVALS. Except as otherwise expressly contemplated hereby, no consent, order, approval, authorization, filing with or action by any third party or governmental body or agency is required in connection with the execution and delivery by Borrowers of the Agreement and the other Loan Documents or the consummation by Borrowers of the loan transactions contemplated herein.

         4.27 FINANCIAL RECORDS. Any and all financial statements delivered by any and all of the Borrowers pursuant to this Agreement or the other Loan Documents (collectively, the "FINANCIAL STATEMENTS"): (i) are in accordance with the books and records of Borrowers, (ii) present fairly in accordance with GAAP, in all material respects the financial condition of Borrowers and the Hospital and the business and operations of Borrowers and the Hospital as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with GAAP, consistently applied throughout the periods involved (with the exception of the absence of footnotes for unaudited statements and subject to normal audit adjustments), (iv) reflect reserves reasonably believed adequate by management of Borrowers for all known liabilities and reasonably anticipated losses with respect to the Hospital and the other property and collateral under the Security Instruments, (v) do not contain any untrue statement of a material fact relating to their respective businesses and assets or the Hospital, and (vi) do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business relating to their respective businesses or assets or the Hospital, except as set forth in the notes, if any, to the Financial Statements.

         4.28     PERMITS; CERTIFICATE OF NEED.

                  (a) EXHIBIT "C" attached hereto and made a part hereof contains a complete and accurate list of each permit, license, certificate of need, accreditation, waiver, certificate, and governmental authorization held by Borrowers that relates to the Hospital, or the business or assets of the Hospital (the "PERMITS"). To the best knowledge and belief of Borrowers, the Permits collectively constitute all of the Permits required under applicable law for the ownership and use of the Hospital and it assets, and the operation of business of the Hospital. Each Permit listed or required to be listed in EXHIBIT "C" is valid and in full force and effect. To the best knowledge and belief of Borrowers, the Hospital and the assets and the business of the Hospital are and at all times have been, in compliance with all of the terms and requirements of each Permit identified or required to be identified in EXHIBIT "C" except for any noncompliance which has been remedied by Borrowers and would not have a material adverse effect upon the business, assets or operation of the Hospital. Each Permit has been duly obtained and (i) is not subject to any pending or to Borrowers' knowledge, threatened administrative or judicial proceeding to revoke, cancel, or declare such Permit invalid in any respect, and (ii) no event has occurred which constitutes, or with due notice or lapse or time or both would constitute, a material default by Borrowers under, or a violation of, any Permit. Borrowers have received no notice of and have no knowledge of any alleged violation of the terms of issuance of any Permit.

                  (b) The Hospital, and the assets and the business of the Hospital operate under a valid certificate of need or exemption from certificate of need review and are otherwise in compliance with the certificate of need laws. All representations made in connection with obtaining a certificate of need or an exemption from or a waiver of certificate of need review for any expenditure, service or project relating to the Hospital, and the assets or the business of the Hospital (specifically including the certificate of need approval held by Borrowers for the relocation of the Hospital (Project No. GA 047-98) to the Zell Miller Parkway Property) were and are accurate and consistent with the basis for the granting of the certificate of need or the determination that certificate of need review was not required. Borrowers have taken no action and to Borrowers' best knowledge and belief no action has been taken by any previous owner of the Hospital that has or is likely to subject Borrowers, the Hospital, the assets or the business of the Hospital or any of their services or equipment to certificate of need review or to penalties or enforcement action under the certificate of need law. The certificate of need approval held by Borrowers for the relocation of the Hospital (Project No. GA 047-98) is in good standing, and may be implemented according to its terms without further certificate of need review, and Borrowers have taken all action required to be taken in a timely manner to implement and preserve the good standing of such certificate of need. Any appeal of the certificate of need approval held by Borrowers for the relocation of the Hospital (Project No. GA 047-98) has been dismissed with prejudice under terms that will not subject the Hospital to any restrictions, costs, expenses, liabilities or damages.

         4.29     GOVERNMENTAL BENEFIT PROGRAMS AND OTHER THIRD PARTY PAYORS.

                  (a) The Hospital is duly certified to participate in, and has provider agreements for participation in the Medicare and Medicaid programs. The Hospital is in material compliance with all of the terms, conditions and provisions of such contracts, as well as state and federal laws related thereto.

                  (b) All cost reports for the Hospital required to be filed by Borrowers under the Medicare, Medicaid or other programs or any other applicable governmental or private provider regulations have been, or by the respective due date will be, prepared and filed in accordance with applicable laws, rules and regulations, and Borrowers have paid or made provisions to pay all Notices of Program Reimbursement received from the Medicare and Medicaid programs, tentative settlements and other adjustments for the Hospital for periods ended prior to the Agreement Date. With respect to any cost reports for the Hospital which remain to be filed or settled: (i) each will be timely filed by Borrowers, (ii) to Borrowers' best knowledge and belief, each is or will be complete and accurate in all material respects for the periods indicated, and
(iii) all liabilities associated with such filings have been or will be paid in full by Borrowers. All liabilities and contractual adjustments of the Hospital under any third party payor or reimbursement programs have been properly reflected and reserved in a manner believed adequate by management of Borrowers in the Financial Statements.

                  (c) To the best of Borrowers' knowledge and belief, Borrowers have not claimed or received reimbursements from the Medicare program, the Medicaid program, TRICARE/CHAMPUS, or any other governmental health benefit program in connection with the operation of the Hospital materially in excess of the amounts permitted by law, except as and to the extent that liability for such overpayment has already been satisfied in full. To the best of Borrowers' knowledge and belief, Borrowers have not claimed or received reimbursements from any private insurer, health maintenance organization, employer, or other payor in connection with the operation of the Hospital materially in excess of the amounts permitted by the applicable benefit plan or any applicable contract of Borrowers with any such payor, except as to the extent that liability for such overpayment has already been satisfied in full.

                  (d) No notice of overpayment, false claims, civil money penalties, or any offsets against future reimbursement has been received by Borrowers in connection with the operation of the Hospital nor to Borrowers' knowledge is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to reopen or open cost reports in connection with the operation of the Hospital with respect to the Medicare, Medicaid, or other federal or state governmental health care programs. Borrowers have received no notice of pending, threatened or possible decertification or other loss of participation in Medicare, Medicaid or any other governmental health program. Other than regularly scheduled reviews, no validation review, complaint review, peer review or program integrity review related to the Hospital has been conducted, scheduled, demanded or requested by any entity, commission, board or agency in connection with Medicare, Medicaid or other governmental health benefit program, and to Borrowers' knowledge, no such reviews are threatened against or affecting the Hospital.

                  (e) Borrowers have received no notice of any violation of federal or state fraud and abuse or self-referral laws, or any investigation or claim of such violation on the part of Borrowers in connection with the operation of the Hospital, nor to Borrowers' best knowledge and belief have any such laws been violated in connection with the operation of the Hospital. To Borrowers' best knowledge and belief, no Borrower nor any manager, director, governing body member, officer or employee of any Borrower, nor any other Person acting on behalf of any Borrower, acting alone or together, has engaged in any activities which are prohibited under the federal false claims and false statements statutes (31 U.S.C. ss. 3729, 18 U.S.C. ss. 287, 18 U.S.C. ss. 1001),
the federal health care fraud statute (18 U.S.C. ss. 1387), or related state or local statutes and regulations. To Borrowers' best knowledge and belief, all claims for reimbursement presented to Medicare, Medicaid, or other governmental programs by Borrowers in connection with the operation of the Hospital have been accurate and in compliance with all applicable statutes, rules and regulations in all material respects.

                  (f) Neither Borrowers, nor the Hospital, nor to Borrowers' best knowledge and belief any member of the governing body, officer, employee or agent of Borrowers or of the Hospital, nor any member of the medical staff of the Hospital, (i) is or has been suspended, excluded, or otherwise terminated from participation in Medicare, Medicaid, CHAMPUS/TRICARE, or any other federal or state governmental health benefit program; (ii) has been convicted in a court of competent jurisdiction for any offense or has been adjudicated to have liability for a civil monetary penalty which, in either case, would allow or require the exclusion of Borrowers from participating in federal healthcare programs or the Medicaid program.

         4.30 FINANCIAL RELATIONSHIPS WITH HEALTH PROFESSIONALS. To the best knowledge and belief of Borrowers the Hospital and the business of the Hospital are and have been conducted and operated by Borrowers in compliance with, and Borrowers' contracts and financial arrangements with physicians and other referral sources (including ownership interests and compensation relationships between the Hospital and physicians as defined in 42 U.S.C. ss. 1395nn and regulations adopted pursuant thereto) are in compliance with, the federal statutes regarding kickbacks and health professional self-referrals in connection with federal and state health care programs, 42 U.S.C. ss. 1320a-7b, 42 U.S.C. ss. 1395nn and 42 U.S.C. ss. 1396b, and the regulations promulgated pursuant to such statutes, 42 U.S.C. ss. 1320a-7a(b) regarding payments to induce reduction or limitation of services, and similar state and local statutes and regulations, including without limitation the Georgia Patient Self-Referral Act (O.C.G.A. ss. 43-1B-1 et seq.).

         4.31 JCAHO ACCREDITATION. The Hospital is duly accredited for operation of its beds and services by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). No Borrower has received notice with respect to any threatened, pending or possible revocation, early termination, suspension or limitation of JCAHO accreditation for the Hospital, nor, to Borrowers' best knowledge and belief, are there any grounds for such action.

         4.32     COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a) To Borrowers' best knowledge and belief, the Hospital and the business of the Borrowers have been constructed, used, operated and conducted in compliance with all constitutions, laws, statutes, rules, regulations, orders, and ordinances, of any governmental body or agency exercising any authority or jurisdiction with respect to Borrowers, the Hospital, or the business of Borrowers, including without limitation, those relating to governmental program reimbursement, licensure of the Hospital and the property, plant and equipment used therein, certificate of need, and employee health and safety, except for any noncompliance which would not have a material adverse effect upon the operation of the Hospital or Borrowers.

                  (b) To Borrowers' best knowledge and belief, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) would constitute or result in a violation of, or a failure on the part of any Borrower or the Hospital to comply with, any constitutions, laws, statutes, rules, regulations, orders, ordinances, and policies of any governmental body or agency applicable to the Borrowers, the Hospital, the business of the Hospital, or any of the other property or collateral or property described in the Security Instruments, except for any noncompliance which would not have a material adverse effect upon the Hospital or Borrowers, or (ii) would give rise to any obligation on the part of Borrowers or the Hospital to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

                  (c) Borrowers have not received, and Borrowers have no knowledge of, any notice or other communication (whether oral or written) from any governmental body or agency regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any federal, state, local, municipal or other administrative order, constitution, law ordinance, regulation, or statute, with respect to the Hospital, Borrowers, or the business of the Hospital except to the extent that such violation or noncompliance would not have a material adverse effect upon the Hospital, Borrowers, or the business of the Hospital, or (ii) any actual, alleged, or potential obligation on the part of Borrowers or the Hospital to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Without limiting the generality of the foregoing, Borrowers have not received notice of any, and to Borrowers' knowledge there exists no, violation of any zoning, land use, building code or other similar laws, regulations or ordinances (including without limitation the Americans with Disabilities Act, and ordinances and regulations applicable thereto), and there do not exist any variances, conditional use permits, waivers or exemptions relating to the Property or the Improvements with respect to such matters, except to the extent that any such violation would not have a material adverse effect upon the Hospital, Borrowers, or the business of the Hospital.

         4.33 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of Borrowers in this Agreement or any schedule, exhibit, certificate or agreement attached hereto or furnished pursuant hereto or in any of the other Loan Documents, contains, or on the date of any subsequent Advance hereunder will contain, any untrue statement of material fact; and all such statements, representations, warranties, exhibits, certificates, schedules and other Loan

Documents shall be true and complete in all material respects on and as of the date of any subsequent Advance hereunder as though made on that date.

                                    ARTICLE 5

                              DEFAULT AND REMEDIES

         5.1 DEFAULT. The occurrence of each of the following events shall constitute a Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made by Borrowers under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

                  (b) Borrowers shall default in the payment of any principal or interest due and payable under the Note for more than ten (10) days after such payment is due and payable;

                  (c) Borrowers shall default in the payment of any other monetary amounts due and payable to Bank hereunder or under the Loan Documents for more than ten (10) days after Borrowers receive written demand for payment from the Bank specifying the nature of and amount so payable;

                  (d) Borrowers shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 5.1, and such event of default shall not be cured to Bank's satisfaction within a period of thirty (30) calendar days from the date Borrowers receive notice from Bank with respect thereto;

                  (e) There shall occur any Event of Default or Default of Borrowers in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 5.1), which shall not be cured within the applicable grace or cure period, if any, provided for in such Loan Document or thirty (30) calendar days after the date Borrowers receive notice from Bank with respect thereto if no cure period is provided in such Loan Document;

                  (f) There shall be entered a decree or order for relief in respect to any Borrower, as debtor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official to any Borrower, or of any substantial part of any Borrower's respective properties, or ordering the winding-up or liquidation of the affairs of any Borrower, or an involuntary petition shall be filed against any Borrower and a temporary stay entered, and
(i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive calendar days;

                  (g) Any Borrower, as debtor, shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or any Borrower, as debtor, shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official to such Borrower or of any substantial part of such Borrower's respective properties, or any Borrower shall fail generally to pay its respective debts as they become due, or any Borrower shall take any corporate action to authorize any such action;

                  (h) A final judgment shall be entered by any court against any Borrower for the payment of money which exceeds $3,000,000 which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower which, together with all other such property of such Borrower subject to other such process, exceeds in value $3,000,000 in the aggregate, and if, within thirty (30) calendar days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been reversed, dismissed, paid or discharged;

                  (i) (1) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (3) any of Borrower and their ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or
(4) any Plan or trust created under any Plan of any of Borrower and their ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (1) through
(4), as applicable, such Borrower shall have waived (and/or is likely to incur) and/or incurred liability in excess of $1,000,000.00 in the aggregate;

                  (j) Any Loan Document, or any portion thereof (the striking of which would negatively impact the repayment of the Note or the Bank's realization on the collateral by the exercise of its remedies under the loan Documents), shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute, having jurisdiction over Borrowers or Guarantor, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation or customary exceptions to the enforceability of any provisions thereof), or any Borrower or Guarantor, shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                  (k) There shall occur any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (i) in accordance with the terms of this Agreement, and
(ii) for execution of contracts with prospective purchasers which contracts will require the release of a portion of the Property from the lien of a Security Instrument at the closing of the transaction contemplated by such contract; and
(iii) for Permitted Encumbrances;

                  (l) Except in the normal course of Borrowers' construction of the Improvements, without the prior written consent of Bank, not to be unreasonably withheld or delayed, Borrowers shall not grant any easement (other than for utilities) or dedication, file any plat, condominium declaration, or restriction or otherwise encumber all or any portion of the Property, or seek or permit any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or results in Permitted Encumbrances or does not affect the Property;

                  (m) A Default or Event of Default occurs under any lien, security interest or assignment covering the Property or any part thereof which results in acceleration of the obligations secured thereby (whether or not Bank has consented, and without hereby implying Bank's consent, to any such lien, security interest or assignment not created pursuant to the Loan Documents), and the holder of any such lien, security interest or assignment institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; provided that Borrowers may bond over such lien within twenty (20) days of notice that foreclosure proceedings have been instituted by the lienholder; or

                  (n) (1) Failure by Borrowers to implement the construction of the Replacement Hospital on the Zell Miller Parkway Property in accordance with certificate of need approval held by Borrowers for the relocation of the Hospital to the Zell Miller Parkway Property, and in accordance with any determination letters issued by the Georgia Department of Community Health in connection therewith, (2) failure of Borrowers to file for and obtain a new certificate of need for the cost overruns associated with the relocation of the Replacement Hospital to the Zell Miller Parkway Property, or, if necessary, a new certificate of need for the relocation of the Hospital from the East Church Street Property to the Zell Miller Parkway Property, and (3) if the certificate of need currently held by Borrowers for the relocation of the Replacement Hospital to the Zell Miller Parkway Property becomes invalid for any reason.

         5.2 REMEDIES. If a Default shall have occurred and shall be continuing:

                  (a) With the exception of a Default specified in Sections 5.1(e), (f) or (g) hereof, Bank shall have the right to (i) declare the Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and/or (ii) terminate the Loan Commitment.

                  (b) Upon the occurrence of a Default under Sections 5.1(e), (f) or (g) hereof, the Loan Commitment shall automatically terminate and such principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws), and other amounts payable under this Agreement or the Note shall thereupon and concurrently therewith become due and payable, all without any action by Bank, all without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding.

                  (c) Bank may exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                  (d) The rights and remedies of Bank hereunder shall be cumulative, and not exclusive.

         5.3 WAIVERS. Neither a waiver of any Default or Event of Default hereunder nor any representation by Bank as to the nonoccurrence or nonexistence thereof shall be implied from any delay or omission by Bank to notify Borrowers thereof or to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the matter specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Bank's consent or approval to or of any act by Borrowers requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. Bank's exercise of any right or remedy or hereunder shall not in any way constitute a cure or waiver of a Default or an Event of Default, or invalidate any act done pursuant to any notice of the occurrence of a Default or an Event of Default, or prejudice Bank in the exercise of any of its rights hereunder or under the Note, the Security Instruments or any other Loan Documents.

         5.4 CROSS-DEFAULT. The Note, Security Instruments and other Loan Documents are "cross defaulted" such that (a) the occurrence of an Event of Default under any one of the Loan Documents shall constitute an Event of Default under this Agreement and all of the Loan Documents and (b) the occurrence of a Default under any one of the Loan Documents shall constitute a Default under this Agreement and all of the other Loan Documents.

         5.5 CROSS-COLLATERALIZATION. All Security Instruments and all other Loan Documents, save the Guaranty and the Environmental Indemnity Agreement, are "cross-collateralized" such that all of the Security Instruments shall secure all of the obligations of Borrowers under the Note and the other Loan Documents (save the Guaranty and the Environmental Indemnity Agreement).

         5.6 NO LIABILITY OF BANK. Bank shall not be liable to any party for (i) the development of or construction of the Improvements, (ii) the failure to develop or construct the Improvements in accordance with the Plans and Specifications, (iii) the payment of any expense incurred in connection with the development of or construction of the Improvements, (iv) the performance or nonperformance of any other obligation of Borrowers or (v) Bank's exercise of any remedy available to it under the Loan Documents after the occurrence and during the continuance of a Default. In addition, Bank shall not be liable to Borrowers or any third party for the failure of Bank or its authorized agents to discover or to reject materials or workmanship during the course of Bank's inspections of the Improvements.

                                    ARTICLE 6

                               GENERAL CONDITIONS

         6.1 BENEFIT. This Agreement is made and entered into for the sole protection and benefit of Bank, Borrowers, and Bank's successors and assigns, and no other person or persons shall have any right of action hereon or rights to the Loan proceeds at any time. Bank shall not (a) owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of the Improvements on the Property, or (b) owe any duty to apply any undisbursed portion of the Loan to the payment of any claim, or (c) owe any duty to exercise any right or power of Bank hereunder or arising from any Default by Borrowers.

         6.2 ASSIGNMENT. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that Borrowers shall not assign the Loan Commitment or this Agreement or any of its rights, interests, duties or obligations under the Loan Commitment or this Agreement or any Loan proceeds or other monies to be advanced hereunder in whole or in part and any such assignment (whether voluntary or by operation law) shall be void and render automatically terminated any obligation of Bank hereunder to advance any further monies pursuant to this Agreement or any other Loan Document. Bank may assign its rights and obligations under this Agreement, the Note, the Security Instruments and any other Loan Documents, in whole or in part, to any other bank or financial institution with a combined capital and surplus equivalent to at least that of Bank, provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, Bank shall thereafter be relieved of all liability hereunder with respect to actions or omissions of Bank occurring thereafter, but only to the extent of the interest so assigned and any Loan disbursements made by any assignee(s) shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the applicable Note and secured by the applicable Security Instrument and any other Loan Documents. Notwithstanding the foregoing, without the prior written consent of Borrowers, Bank shall not have the right to assign any portion of its interest, rights or obligations hereunder to any other Person unless the assignee shall assume all of the obligations of the assigning Bank under this Agreement, to the extent of the interest so assigned. no assignment shall be made to any other hospital, company or entity providing healthcare services to the public. Notwithstanding anything in this Section 6.2 to the contrary, Bank may enter into participation agreements with any other Person, so long as such agreement does not confer any rights under this Agreement or any of the other Loan Documents to any purchaser thereof, or relieve Bank from any of its obligations under this Agreement (it being understood that all actions hereunder shall be conducted as if no such participation had been granted).

         6.3 ADDITIONAL OBLIGATIONS AND AMENDMENTS. Bank shall be under no obligation to extend any loan to Borrowers other than as specifically set forth in this Agreement. This Agreement shall not be amended except by a written instrument signed by all parties hereto which instrument contains a specific reference to this Agreement.

         6.4 TERMS. Whenever the context and construction require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

         6.5 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of Georgia, and such laws shall govern the interpretation, construction and enforcement hereof. For the purposes of any legal action or proceeding brought by Bank with respect to this Agreement or the Loan Documents, Borrowers and Guarantor hereby irrevocably submit to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and hereby irrevocably designates and appoints Mr. Robert M. Thornton, Jr., 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia 30339, as their authorized agent for service of process in the State of Georgia. Borrowers and Guarantor also hereby submit to the non-exclusive jurisdiction and venue of the United States District Court for the Northern District of Georgia for any action, suit or proceeding arising out of or relating to this Agreement or the Loan Documents. Bank shall for all purposes be entitled to treat such designee of Borrowers and Guarantor as the authorized agent to receive for or on their respective behalf service of writs or summons or other legal process in Georgia; delivery of such service to such authorized agent shall be deemed to be made when delivered or mailed by certified mail addressed to such authorized agent, with a copy to Borrowers and to Guarantor at the address of Borrowers' and the address of Guarantor, as the case may be, last known to Bank, sent by overnight delivery service. In the event that, for any reason, such agent or its successor shall no longer serve as agent of Borrowers and Guarantors to receive service of process in the State of Georgia, Borrowers and guarantor shall jointly establish a successor so to serve, and shall advise Bank thereof, so that at all times Borrowers and Guarantor will maintain an agent to receive service of process in the State of Georgia on their respective behalf with respect to this Agreement and the Loan Documents. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such other manner permitted by law. Borrowers and Guarantor hereby irrevocably waive any objection they each might now or hereafter be entitled to make with respect to the venue of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents which is brought in the Superior Court of Fulton County, Georgia or, at the election of Bank, in the United States District Court for the Northern District of Georgia, and Borrowers and Guarantor hereby irrevocably waive any right to claim that any such suit, action or proceeding brought in any such court has been brought in an incorrect forum.

         6.6 PUBLICITY. Bank shall have the right to incorporate the name of Bank into signage placed upon the Property during construction. Bank shall have the right to secure printed publicity through newspaper and other media concerning the Property and Hospital and source of financing. All such publicity shall be submitted to Borrowers prior to its dissemination, and all such publicity shall be subject to the prior written approval of Borrowers, such approval not to be unreasonably withheld or delayed.

         6.7 ATTORNEYS' FEES. Borrowers shall pay on demand all reasonable attorneys' fees and expenses and other costs and expenses actually incurred by Bank in the enforcement of or preservation of Bank's rights under this Agreement and the other Loan Documents in any such case after the occurrence and during the continuance of a Default. To the full extent permitted by applicable law, Borrowers agree to pay interest on any fees, costs or expenses due to Bank under this Section 6.7 which are not paid when due at the Default Rate. In the event that any Loan Document contains a provision regarding enforcement or preservation of rights which is different from this Section 6.7, this Section
6.7 shall control.

         6.8 MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement, the Loan Documents or any related instruments including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("J.A.M.S."), as amended from time to time, and the "SPECIAL RULES" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary judgment or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action.

                  (a) Special Rules. The arbitration shall be conducted in the City of Atlanta, Georgia and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) calendar days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) calendar days.

                  (b) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or
(ii) be a waiver by Bank of the protection afforded to it or them by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Bank after the occurrence and during the continuance of a Default (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against the Property, or (C) to obtain from a court provisional or ancillary remedies such as injunctive relief or the appointment of a receiver. After the occurrence and during the continuance of a Default, Bank may exercise such self help remedies (including, without limitation, remedies under Section
5.2 hereof), foreclose upon the Property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Loan Agreement. At the option of Bank, foreclosure under a Security Instrument may be accomplished by any of the following: the exercise of the power of sale under a Security Instrument, or by judicial sale under a Security Instrument or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         No provision in this Agreement or any Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in this Agreement.

         6.9 INVALIDATION OF PROVISIONS. In the event that any one or more of the provisions of this Agreement is deemed invalid by a court having jurisdiction over this Agreement or other similar authority, the remaining provisions of this Agreement shall not be rendered invalid or unenforceable, and in lieu of any invalid or unenforceable provision, there shall be automatically substituted a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

         6.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         6.11 CAPTIONS. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         6.12 NOTICES. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall, unless otherwise specifically provided in such other Loan Document, be deemed sufficiently given or furnished if (a) in writing and delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed), (b) by facsimile to the facsimile number specified below with confirmation thereof in writing by sender pursuant to subsection (a) above, or (d) by oral communication with confirmation thereof in writing by the notifying party pursuant to subsection (a) above delivered within three (3) Business Days after such oral communication. Any such notice or communication shall be deemed to have been given and to be effective either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt or, in the case of oral communication, upon the effectiveness of written confirmation as hereinabove provided. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

         BORROWERS AND GUARANTOR:

         c/o SunLink Healthcare Corp.
         900 Circle 75 Parkway
         Suite 1300
         Atlanta, Georgia 30339
         Attn.: Mr. Robert M. Thornton, Jr.
         Facsimile No.: (770) 933-7000
         Telephone No. (770) 933-7010

         With a copy to:

         Smith, Gambrell & Russell, LLP
         Suite 3100, Promenade II
         1230 Peachtree Street, N.E.
         Atlanta, Georgia 30309-3592
         Attn.: Sharon C. Duvall, Esquire
         Facsimile No.: (404) 685-6839
         Telephone No. (404) 815-3539

         BANK:

         Bank of North Georgia
         8025 Westside Parkway
         Alpharetta, Georgia 30004
         Attn.: Mr. Allen Barker
         Facsimile No.: (770) 754-9956
         Telephone No.: (770) 343-6420

         With copy to:

         Powell, Goldstein, Frazer & Murphy LLP
         191 Peachtree St. N.E.
         Sixteenth Floor
         Atlanta, Georgia 30303
         Attn: William J. Thompson, Esquire
         Facsimile No.: (404) 572-6999
         Telephone No.: (404) 572-6617

         6.13 LOAN DOCUMENTATION/ELECTRONIC TRANSMISSION OF DATA. Loan Documents and other documents, certificates, insurance policies, surveys and survey certifications, and other items required under this Agreement or under any other Loan Documents, to be executed and/or delivered to the Bank, shall be in form and content satisfactory to the Bank, acting reasonably and in good faith. Borrowers and Bank agree certain loan related data (including confidential information, documents, applications and reports) may be transmitted electronically, including over the Internet. This data may be transmitted to, received from or circulated among

Borrowers, Guarantor or Bank and the agents and representatives of Borrowers, Guarantor and Bank, and Borrowers and Bank acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that neither Borrowers, Guarantor nor Bank, controls the method of transmittal or service providers, (b) neither Borrowers, Guarantor nor Bank has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of such transmissions and (c) Borrowers, Guarantor and Bank release and will release each other from any claim, damage or loss, including those arising in whole or part from any of the parties' strict liability or sole, comparative or contributory negligence, which are related to the electronic transmittal of data, subject, however, in all cases to the parties' obligations, if any, under mandatory provisions of applicable law, including, without limitation, the Health Insurance Portability and Accountability Act of 1996.

         6.14 BOOKS AND RECORDS. Subject to the confidentiality provisions hereof, Bank shall be provided access, upon reasonable prior written notice and without expense to Borrowers, to the business premises, all collateral securing the Loan and, on a confidential basis, to all of the books and records of each of Borrowers during normal working hours.

         6.15 PAYMENT OF TAXES. Borrowers covenant and agree unto Bank to pay or cause to be paid all uncontested (as determined in good faith) taxes assessed or levied on each of the Borrowers and all collateral securing the Loan on a timely basis and before the taxes become delinquent and comply with all federal, state and local laws, rules and regulations applying to each of the Borrowers and any collateral securing the Loan.

         6.16 LOAN COMMITMENT. The terms and conditions of the Loan Commitment shall survive the closing of the Loan, delivery of the Loan Documents and all Advances.

         6.17 TRANSFER OF PROPERTY AND RIGHTS. Borrowers covenant and agree that without the written consent of Bank (i) Southern Health Corporation of Jasper, Inc. shall not sell, transfer or convey all or any part of its interest in the East Church Street Property (except simultaneously with the release of the East Church Street Property), Zell Miller Parkway Property or any other property or collateral securing the indebtedness evidenced by the Note (except for inventory, equipment and other non-real property traded in, sold or otherwise disposed of in the ordinary course of business and with respect to which the proceeds of such trade-in, sale or disposition are reinvested by Southern Health Corporation of Jasper, Inc. in its business within 180 days after such trade-in, sale or other disposition and except for Permitted Encumbrances) and (ii) SunLink Healthcare Corp. shall not sell, transfer or convey any of its ownership interest in any of the other Borrowers.

         6.18 FINAL AGREEMENT. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. BORROWERS REPRESENT UNTO BANK THAT BORROWERS HAVE COMPLIED, AND WHERE APPLICABLE WILL COMPLY, WITH ALL OF THE TERMS AND CONDITIONS UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, Borrowers, Guarantor and Bank have caused this Agreement to be executed by their duly authorized officers and their seals affixed hereto as of the day and year set forth above.



                                       BORROWERS:

                                       SUNLINK HEALTHCARE CORP.,
                                       a Delaware corporation



                                       By: /s/ J. T. Morris
                                          --------------------------------------
                                       Printed Name: J. T. Morris
                                       Title: President

                                                  [CORPORATE SEAL]



                                       SOUTHERN HEALTH CORPORATION,
                                       a Georgia corporation



                                       By: /s/ J. T. Morris
                                          --------------------------------------
                                       Printed Name: J. T. Morris
                                       Title: President

                                                 [CORPORATE SEAL]



                                       SOUTHERN HEALTH CORPORATION OF
                                       JASPER, INC., a Georgia corporation



                                       By: /s/ Earl Whiteley
                                          --------------------------------------
                                       Printed Name: Earl Whiteley
                                       Title: CEO

                                                [CORPORATE SEAL]

                                       GUARANTOR:

                                       SUNLINK HEALTH SYSTEMS, INC.,
                                       an Ohio corporation



                                       By: /s/ Robert M. Thornton, Jr.
                                          --------------------------------------
                                       Printed Name: Robert M. Thornton, Jr.
                                       Title: CEO

                                                [CORPORATE SEAL]



                                       BANK:

                                       BANK OF NORTH GEORGIA,
                                       a state chartered bank



                                       By: /s/ Allen Barker
                                          --------------------------------------
                                          Printed Name: Allen Barker
                                          Its: SVP

                                                  [BANK SEAL]

                                   SCHEDULE 1

1. Report of Phase I Environmental Site Assessment Update, Jasper Hospital, Highway 515, Pickens County, Georgia, prepared by Geotechnical Consultants, Inc., dated September 25, 2002, and being PGC Project No. 102364.

2. Phase I Environmental Site Assessment, Mountainside Medical Center, 1266 East Church Street, Jasper, Georgia, prepared by Environmental Corporation of America, dated September 25, 2002, and being ECA Project #C-760-1, as supplemented by letter dated September 26, 2002.

3. Letter dated September 5, 2002, from James A. Sommerville, Manager, Mountain District Office, Georgia Department of Natural Resources, to Earl Whiteley-CEO, Mountainside Medical Center, outlining certain violations of General Permit No. GAR 100000 entitled "Authorization to Discharge Under the National Pollutant Discharge Elimination System Storm Water Discharges Associated with Construction Activity."

                                    EXHIBIT A

                          ZELL MILLER PARKWAY PROPERTY

                           EAST CHURCH STREET PROPERTY

                                    EXHIBIT B

                          REQUEST FOR ADVANCE FROM LOAN
                             (AFTER INITIAL FUNDING)

         On _________________________, the undersigned ("Borrowers"), request an Advance from Loan No. _______ of $___________ to be made to Account for __________________ at Bank of North Georgia ("Bank").

         Borrowers certify and attest to Bank that since the date of the last Advance, and as of the date of this Advance:

         (i) there has not been nor does there exist any adverse material change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrowers;

         (j) the representations and warranties contained in the Loan Documents are true and correct as of the date hereof;

         (k) there exists no Event of Default or Default, as such terms are defined in that certain Loan Agreement by and among Borrowers and Bank dated as of September 30, 2002 ("Loan Agreement"), prior to or subsequent to this Advance;

         (l) Borrowers are in compliance with the financial covenants, representations and warranties contained in the Loan Agreement;

         (m) the construction of the Improvements is progressing in a satisfactory manner; and

         (n) all conditions precedent to Borrowers' right to receive the requested Advance have been met in accordance with the terms and conditions of the Loan Agreement.



                                       BORROWERS:



                                       SUNLINK HEALTHCARE CORP.



                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Its:
                                           -------------------------------------

---------------------------                        [CORPORATE SEAL]
Date

                                       SOUTHERN HEALTH CORPORATION



                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Its:
                                           -------------------------------------

---------------------------                        [CORPORATE SEAL]
Date



                                       SOUTHERN HEALTH CORPORATION OF
                                       JASPER, INC.



                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Its:
                                           -------------------------------------

---------------------------                        [CORPORATE SEAL]
Date